ARTICLES OF ORGANIZATION OF


                                   UNIQUE LLC

                -------------------------------------------------

                Section 203 of the Limited Liability Company Law.






Filer:      David A. Nadel, Esq
            Mandel And Resnik, P.c.
            220 East 42nd Street
            New York, NY 10017

                                                                   [STAMP]

                                                             State of New York
                                                             Department of State
                                                             Filed JUL 16 1996

                            ARTICLES OF ORGANIZATION

                                       OF

                                   UNIQUE LLC

Under Section 203 of the Limited Liability Company Law


FIRST:         The name of the limited liability company is Unique LLC.

SECOND: The county within this state in which the office of the limited liability company is to be located is Suffolk.

THIRD: In addition to the events of dissolution set forth in ss 701 of the LLCL, the latest date on which the Company may dissolve is December 31, 2026.

FOURTH: The secretary of state is designated as agent of the limited liability company upon whom process against it may be served. The post office address within this state to which the secretary of state shall mail a copy of any process against the limited liability company served upon him or her is c/o Mandel and Resnik, P.C., 220 East 42nd Street, New York, New York 10017,
               Attention: Barry H. Mandel, Esq.

FIFTH: The limited liability company is to be managed by one or more members.


IN WITNESS WHEREOF, this certificate has been subscribed this 5th day of July, 1996, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.


                                          /s/ Mehdi Gabayzadeh
                                          ----------------------------
                                          Mehdi Gabayzadeh, Member
                                          and Sole Organizer

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ARTICLES OF ORGANIZATION

                                       OF

                                   UNIQUE LLC

        ----------------------------------------------------------------

            (Under Section 211 of the Limited Liability Company Law)




                                                               STATE OF NEW YORK
                                                             DEPARTMENT OF STATE

                                                              FILED  AUG 07 1996


Filer:   Mandel and Resnick, P.C.
         220 East 42nd Street
         New York, New York 10017

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ARTICLES OF ORGANIZATION

                                       OF
                                   UNIQUE LLC

            (Under Section 211 of the Limited Liability Company Law)

FIRST: The name under which the limited liability company was formed is Unique LLC.

SECOND: The date of filing of the Articles of Organization is July 16, l996.

THIRD: The amendment effected by this Certificate of Amendment is as follows:




          Paragraph FIRST of the Articles of Organization dealing with the name of the 1imited liability company is hereby amended to read as follows:
          "The name of the limited liability company is Unique Financing LLC."


IN WITNESS WHEREOF, this certificate has been subscribed this 1st day of August, 1996, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.


                                                          /s/ Mehdi Gabayzadeh
                                                          ---------------------
                                                          Mehdi Gabayzadeh,
                                                          Manager and Member


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


                               State of New York,

                               Banking Department


     I, Edmund P. Rogers III, Deputy Superintendent of Banks of the State of New York, hereby approve, pursuant to the New York Limited Liability Company Law
Section 204(f) as amended, the use of the word or a derivative of the word "finance" in the name of UNIQUE FINANCING LLC.

- --------------------------------------------------------------------------------










Witness, my hand and official seal of the Banking Department at the City of New York,

                                   this 31st day of July in the Year of our Lord

                                   one thousand nine hundred and ninety-six.


                                               /s/ Illegible
                                               --------------------------------


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